Exhibit 5.1
                         Law Office of Reed & Reed, P.C.
                               Attorneys at Law
                                   Suite 330
                               1919 14th Street
                           Boulder, Colorado  80302
                           Telephone (303) 413-0691
                           Telecopier (303) 413-0645

April 26, 2000

Earth Sciences, Inc.
8100 SouthPark Way, B-2
Littleton, Colorado  80120


Gentlemen:

	In connection with the Registration Statement on Form S-8 being filed by the Earth Sciences, Inc. (the "Company") with the Securities and
Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 215,128 shares of the Company's Common Stock, $.01 par value, to be offered under the Company's 2000 Stock Compensation Plan
#2 (the "Plan"), we are of the opinion that:

	1.	The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

	2.	All necessary corporate action has been taken to authorize the establishment of the Plan and the issuance of 215,128 shares of the Company's Common Stock under the Plan: and

	3.	The shares of the Company's Common Stock, when issued in
accordance with the Plan, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

	We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

                              					Very truly yours,

                               					/s/ Scott Reed
                         					Law Office of Reed & Reed, P.C.